UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2014

GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Montana
(State or other jurisdiction of incorporation)

(Commission File Number) 000-18911	(IRS Employer Identification No.) 81-0519541

49 Commons Loop
Kalispell, Montana 59901
(Address of principal executive offices)  (zip code)

Registrant's telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Shareholders of Glacier Bancorp, Inc. (the “Company”) was held on April 30, 2014.  The following matters were voted upon at the 2014 Annual Meeting:

1.   The election of nine directors to serve on the board of directors until the 2015 annual meeting.

2.   Consideration of an advisory (non-binding) resolution to approve the compensation of the Company’s executive officers.

3.   Ratification of the appointment of BKD, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

The following is a summary of the voting results for the matters voted upon by the shareholders.

1.  Election of Directors

Director’s Name	Votes For	Withheld	Broker Non-Votes

Michael J. Blodnick	57,288,936	213,176	10,363,456
Sherry L. Cladouhos	57,259,308	242,804	10,363,456
James M. English	57,270,981	231,131	10,363,456
Allen J. Fetscher	57,112,654	389,458	10,363,456
Annie M. Goodwin	57,170,356	331,756	10,363,456
Dallas I. Herron	57,227,631	274,481	10,363,456
Craig A. Langel	57,157,828	344,284	10,363,456
Douglas J. McBride	57,166,696	335,416	10,363,456
John W. Murdoch	57,273,172	228,940	10,363,456

Receiving a plurality of the votes cast, those nominated are the newly elected directors of the Company.  They will hold office until their successors are elected and qualified or until they resign or are removed from office.

2.  Consideration of an Advisory (non-binding) Vote on Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes

56,212,304	1,060,536	229,272	10,363,456

The advisory resolution to approve the compensation of the Company’s executive officers was approved.

3.  Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes

67,419,911	273,102	172,555	---

BKD, LLP has been ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2014	GLACIER BANCORP, INC. By: /s/ Michael J. Blodnick Michael J. Blodnick President and CEO